Exhibit 10.1

ASSIGNMENT AND EXCHANGE AGREEMENT

by and among

BIODEXA PHARMACEUTICALS PLC,

ADHERA THERAPEUTICS, INC.,

and

THE SECURED NOTEHOLDERS

dated as of

November 22, 2023

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Schedules

Schedule 1 Secured Notes and Secured Noteholders
Schedule 2.2(a) Phase II Study of the Product in Type-1 Diabetes
Disclosure Schedules

Exhibits

Exhibit A	Adhera License Agreement
Exhibit B	Biodexa License Agreement
Exhibit C	Consulting Agreement
Exhibit D	Lock-Up Agreement
Exhibit E	Pre-Funded Warrant
Exhibit F	Registration Rights Agreement
Exhibit G	Termination Agreement
Exhibit H	Form of Broker Letter

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ASSIGNMENT AND EXCHANGE AGREEMENT

This ASSIGNMENT AND EXCHANGE AGREEMENT (this “Agreement”), dated as of November 22, 2023, is entered into by and among Biodexa Pharmaceuticals, PLC, a public limited company organized under the laws of England and Wales (“Buyer”), and Adhera Therapeutics, Inc., a Delaware corporation (the “Company”), and the holders of secured notes issued by the Company set forth on Schedule 1 hereto (the “Secured Noteholders”). The Company, Buyer and the Secured Noteholders are sometimes referred to herein collectively as the “Parties” and each individually as a “Party.” Capitalized terms used herein but not otherwise defined shall have the meaning set forth in Article I.

RECITALS

WHEREAS, a certain License Agreement, dated as of August 20, 2021, as amended (the “Adhera License Agreement”), included as Exhibit A hereto, was entered into by the Company and Melior Pharmaceuticals I, Inc., a Delaware corporation (“Melior”), regarding certain patents, patent applications, technology and know-how relating to the Product (as defined below);

WHEREAS, the Company and Melior wish to terminate the Adhera License Agreement pursuant to the Termination Agreement (as defined below);

WHEREAS, the Company wishes to assign all of its rights, title and interest in the Product (whether owned or otherwise licensed or controlled), including without limitation all Licensed Intellectual Property (as defined below) to the Product licensed to the Company by Melior and its Affiliates (the “License Rights”) to Buyer, and Buyer wishes to acquire the License Rights from the Company and enter into a license agreement with Melior in the form attached hereto as Exhibit B (the “Biodexa License Agreement”);

WHEREAS, simultaneously with this transaction, (a) the Company and Melior are entering into the Termination Agreement, and (b) Buyer and Melior are entering into the Biodexa License Agreement; and

WHEREAS, as a condition and an inducement to Buyer’s willingness to enter into this Agreement, the Secured Noteholders are agreeing to exchange the Secured Notes for the Secured Noteholder Distribution, and to enter into the Lock-Up Agreement (as such terms are defined herein), and to provide the releases set forth in Section 6.7;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Adhera License Agreement” has the meaning set forth in the recitals.

“ADS” means American Depositary Shares of Buyer issued pursuant to the Deposit Agreement (as defined below), each representing 400 Buyer Ordinary Shares.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Approval” means any approval, authorization, clearance, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Authority or any other Person.

“Basket” has the meaning set forth in Section 8.5(a).

“Biodexa License Agreement” has the meaning set forth in the recitals.

“Business Day” means a day other than Saturday, Sunday or any other day which is a federal legal holiday in the United States or London, England or any day on which banking institutions in the State of New York or London, England are authorized or required by Law or other governmental action to close.

“Buyer” has the meaning set forth in the preamble.

“Buyer/Company Indemnitees” has the meaning set forth in Section 8.4.

“Buyer Indemnitees” has the meaning set forth in Section 8.2.

“Buyer Ordinary Shares” means the ordinary shares of Buyer, nominal value £0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Buyer Released Claims” has the meaning set forth in Section 6.7(a).

“Buyer Released Parties” has the meaning set forth in Section 6.7(a).

“Buy-In Price” has the meaning set forth in Section 6.9(b).

“Cap” has the meaning set forth in Section 8.5(a).

“Class A Units” means the Class A Units to be sold by Buyer at the Registered Offering Closing, which units shall each consist of one ADS and one Series E Warrant to purchase one ADS.

“Closing” has the meaning set forth in Section 2.4.

“Closing BDRX Equity” has the meaning set forth in Section 2.2(a)(i).

“Closing Date” has the meaning set forth in Section 2.4.

“Closing Purchase Price” has the meaning set forth in Section 2.2(a)(i).

“Code” means the United States Internal Revenue Code of 1986, as amended.

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“Company” has the meaning set forth in the recitals.

“Company Indemnitees” has the meaning set forth in Section 8.3.

“Company Released Claims” has the meaning set forth in Section 6.7(b).

“Company Released Parties” has the meaning set forth in Section 6.7(b).

“Consulting Agreement” means the consulting agreement to be entered into between Buyer and Zahed Subhan, in the form attached hereto as Exhibit C.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Deposit Agreement” means the Amended and Restated Deposit Agreement, dated as of February 8, 2021, among Buyer, The Bank of New York Mellon, as Depositary, and the owners and holders of ADS from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon, as Depositary under the Deposit Agreement, with an address of 240 Greenwich Street, New York, New York 10286, and any successor depositary of Buyer.

“Direct Claim” has the meaning set forth in Section 8.6(b).

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company or Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

“Five Day VWAP” means, as of a particular date, the average of the per share volume-weighted average price of the ADS, as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page, for the ten trading days immediately prior to, but excluding, such date.

“First Commercial Sale” means, with respect to the Product, the first sale of the Product to a third party for use or consumption by the end user by or for Buyer (including by its Affiliates or sublicensees) following the receipt of any Product Marketing Approval by a Governmental Authority required for the sale of the Product; provided that the following shall not constitute a First Commercial Sale of the Product: (a) any sale between or among Buyer, any of its Affiliates or a sublicensee of either of them for subsequent sale to a third party, (b) any use of the Product in clinical trials, non-clinical studies or other research or development activities, or (c) the disposal or transfer of the Product as a free sample or for a bona fide charitable purpose, including for any compassionate use or as “named patient sales” that are sold at or below Buyer’s or its Affiliate’s or sublicensee’s, as applicable, cost.

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“Fundamental Representations” has the meaning set forth in Section 8.1.

“Fundamental Transaction” has the meaning set forth in Section 6.10.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“IFRS” means International Financial Reporting Standards applied on a consistent basis.

“Indemnified Party” has the meaning set forth in Section 8.6.

“Indemnifying Party” has the meaning set forth in Section 8.6.

“Knowledge of the Company,” the “Company’s Knowledge” and similar phrases mean the actual knowledge of Zahed Subhan after reasonable inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Legend Removal Date” has the meaning set forth in Section 6.9(a).

“Licensed Intellectual Property” means the intellectual property licensed by the Company from Melior pursuant to the Adhera License Agreement and includes without limitation all patents and patent applications listed in Exhibit A of the Adhera License Agreement and all of the rights appurtenant thereto including all foreign counterparts thereof and all priority applications thereof.

“License Rights” has the meaning set forth in the recitals.

“Lock-Up Agreement” means that certain Lock-Up Agreement to be executed by each of the Secured Noteholders, in the form attached hereto as Exhibit D (which shall restrict such recipient’s sale or transfer of any Transaction Securities ultimately received by such recipient as provided therein and as otherwise required by Law).

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees, the cost of enforcing any right to indemnification hereunder, and the cost of pursuing any insurance providers.

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“Material Adverse Effect” means any change, effect, event, occurrence, state of facts, condition or development (“Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on: (a) the Adhera License Agreement, (b) the Product, or (c) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any Effect, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) pandemics, acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; or (v) any changes in applicable Laws or accounting rules; provided further, however, that any Effect referred to in clauses (i) through (v) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur if and to the extent that such Effect has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its businesses.

“Maximum Percentage” has the meaning set forth in Section 2.2(b).

“May-June Noteholders” has the meaning set forth in Section 2.2(a)(i).

“Melior” has the meaning set forth in the recitals.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Non-Fundamental Survival Period” has the meaning set forth in Section 8.1.

“Non-Participating Noteholders” has the meaning set forth in Section 2.2(a)(iii).

“Offering Price” means the offering price per Class A Unit (as defined in the Registration Statement) in the Registered Offering; it being understood and agreed that the “Offering Price” shall be adjusted from time to time for stock splits, stock dividends, stock combinations, exchanges, recapitalizations, exchange ratio adjustments and other similar events with respect to the ADS that occur on and after the Closing.

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the Laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is not a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the Laws of its jurisdiction of organization.

“Participating Noteholders” has the meaning set forth in Section 2.2(a)(i).

“Party or Parties” has the meaning set forth in the preamble.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

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“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date and, in the case of any taxable period that includes but does not end on the Closing Date, the portion of such taxable period beginning before and ending on and including the Closing Date.

“Pre-Funded Warrants” means the Pre-Funded Warrants representing rights to acquire ADSs of Buyer, in each case substantially in the form attached as Exhibit E.

“Product” means MLR-1023 (tolimidone).

“Product Marketing Approval” means any Approval of any New Drug Application (as more fully described in the FD&C Act and any applicable regulations promulgated thereunder by the FDA), or any analogous application or submission with any Governmental Authority outside of the United States, for the Product.

“Pro Rata Closing Percentage” means, with respect to each Secured Noteholder, the percentage set forth opposite such Secured Noteholder’s name on Schedule 1.

“Pro Rata Registered Offering Percentage” means, with respect to each Secured Noteholder, the amount of such Secured Noteholder’s contribution in the Registered Offering Closing divided by the aggregate amount of all Secured Noteholders’ contributions in the Registered Offering Closing.

“Registered Offering Closing” means the closing of the offering of the Class A Units in accordance with the Registration Statement (the “Registered Offering”) after it has been declared effective by the SEC.

“Registration Rights Agreement” means the Registration Rights Agreement to be executed by Buyer and each Secured Noteholder, in the form attached hereto as Exhibit F.

“Registration Statement” means the Form F-1 Registration Statement filed by Buyer with the SEC on October 6, 2023, as amended.

“Releasing Parties” has the meaning set forth in Section 6.7(a).

“Representative” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Resale Registration Statement” has the meaning set forth in Section 6.8.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” means, collectively, all reports, schedules, forms, statements and other documents required to be filed by Buyer under the Securities Act and the Exchange Act, including the exhibits thereto and documents incorporated by reference therein.

“Secured Notes” means the secured notes issued by the Company to the Secured Noteholders set forth on Schedule 1 hereto.

“Secured Noteholder Distribution” has the meaning set forth in Section 2.2(a)(i).

“Secured Noteholders” has the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933, as amended.

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“Standard Settlement Period” has the meaning set forth in Section 6.9(a).

“Subsidiary” of any Person means (i) a corporation of which such Person owns or controls such number of the voting securities which is sufficient to elect at least a majority of its Board of Directors or (ii) a partnership or limited liability company of which such Person (either alone or through or together with any other Subsidiary) is a partner or member.

“Tax” or “Taxes” means any and all taxes (whether federal, state, local or foreign), including, without limitation, income, gross receipts, profits, sales, use, occupation, value added, transfer, franchise, withholding, payroll, employment, excise, real property, personal property, environmental (including taxes under Section 59A of the Code), customs duties, license, severance, stamp, premium, windfall profits, capital stock, social security (or similar), unemployment, disability, alternative or add-on minimum and estimated taxes, together with any interest, penalties or additions to tax imposed with respect thereto.

“Tax Returns” means any return, claims for refund, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax, and including any amendment thereof.

“Termination Agreement” means the agreement terminating the Adhera License Agreement, to be entered into by and between the Company and Melior concurrently with the Closing, in the form attached hereto as Exhibit G.

“Third Party Claim” has the meaning set forth in Section 8.6(a).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Buyer Ordinary Shares and/or ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Biodexa License Agreement, the Lock-Up Agreement, the Registration Rights Agreement, the Termination Agreement, and any other agreements or documents to be executed hereunder.

“Transaction Securities” shall mean all of the ADSs and Pre-Funded Warrants required to be paid in accordance with Section 2.2.

Article II

ASSIGNMENT AND EXCHANGE; CONSIDERATION; CLOSING; TAX TREATMENT

Section 2.1 Assignment and Exchange.

(a) Subject to the terms and conditions set forth herein (including without limitation execution and delivery of the Termination Agreement and the Biodexa License Agreement with Melior), at the Closing, the Company shall convey, transfer, assign, and deliver to Buyer, and Buyer shall acquire and accept, all of the Company’s right, title and interest in and to the License Rights for the consideration specified in Section 2.2.

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(b) Pursuant to this Agreement, at the Closing, the Secured Noteholders shall cancel and terminate, in full, the Secured Notes in exchange for the rights to receive the consideration set forth in Section 2.2, and all obligations of the Company under the Secured Notes shall be extinguished and discharged in full as of Closing.

Section 2.2 Consideration.

(a) As consideration for the transactions contemplated herein, Buyer shall pay the following to or for the Company:

(i) At the Closing: (x) Buyer shall, on behalf of and at the direction of the Company, issue the Secured Noteholders an aggregate number of ADSs equal to the quotient (rounded down to the next whole number) obtained by dividing $2,000,000 by the Offering Price (the “Closing BDRX Equity”) as follows: (A) first, to the Secured Noteholders designated as the “May-June Noteholders” on Schedule 1 hereto (the “May-June Noteholders”), in accordance with their respective Pro Rata Registered Offering Percentages, until such May-June Noteholders’ secured debt set forth on Schedule 1 is repaid in full; and (B) then, the balance of the Closing BDRX Equity, if any, to the Secured Noteholders who participated in the Registered Offering Closing other than the May-June Noteholders, as set forth on Schedule 1 (together with the May-June Noteholders, collectively the “Participating Noteholders”) in accordance with their respective Pro Rata Registered Offering Percentages (such issuances of the Closing BDRX Equity, collectively, the “Secured Noteholder Distribution”); and (y) Buyer shall pay the Company $300,000 in immediately available cash (the consideration described in clauses (x) and (y) of this Section 2.2(a)(i), the “Closing Purchase Price”);

(ii) On the date of the Registered Offering Closing: if (but only if) the Secured Noteholders purchase, in aggregate, at least $4,000,000 as part of the Registered Offering Closing, then (x) Buyer shall, on behalf of and at the direction of the Company, issue the Participating Noteholders an aggregate number of ADSs equal to the quotient (rounded down to the next whole number) obtained by dividing $3,000,000 by the Offering Price in accordance with the order of payment priority set forth in clause (i) above; and (y) Buyer shall pay the Company $400,000 in immediately available cash.

(iii) At the completion of a positive Phase II study of the Product in Type-1 Diabetes which satisfies all of the conditions set forth on Schedule 2.2(a), Buyer shall, on behalf of and at the direction of the Company, issue the Secured Noteholders an aggregate number of ADSs equal to the quotient (rounded down to the next whole number) obtained by dividing $1,000,000 by the Offering Price, (x) first, to the Participating Noteholders in accordance with the order of payment priority set forth in clause (i) above until any amounts owed by the Company to such Participating Noteholders pursuant to their Secured Notes have been paid in full, and (y) then, the balance, if any, to any Secured Noteholders who are not Participating Noteholders (the “Non-Participating Noteholders”) in accordance with their respective Pro Rata Closing Percentages; and

(iv) Upon the First Commercial Sale of the Product, Buyer shall, on behalf of and at the direction of the Company, either (x) issue the Secured Noteholders an aggregate number of ADSs equal to the quotient (rounded down to the next whole number) obtained by dividing $3,000,000 by the Five Day VWAP minus a discount of 10% as of the date of the First Commercial Sale or (y) pay the Secured Noteholders an aggregate of $3,000,000 in cash, at Buyer’s discretion, in accordance with the order of payment priority set forth in clause (iii) above.

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(b) For the avoidance of doubt, in the case of the payments by Buyer to the Secured Noteholders under Section 2.2(a), the Company is assigning to the Secured Noteholders its rights to such payments as a matter of convenience as the sums due under the Secured Notes exceed the aggregate dollar amounts referred to therein. Notwithstanding anything herein to the contrary, if and to the extent any ADSs issuable by Buyer hereunder would result in a Secured Noteholder beneficially owning (as such phrase is defined and interpreted under the Exchange Act) over 4.99% of the total outstanding Buyer Ordinary Shares (the “Maximum Percentage”), such Buyer Ordinary Shares that would otherwise have caused such Secured Noteholder to exceed the Maximum Percentage shall instead be replaced with a Pre-Funded Warrant to obtain the remaining ADSs which would otherwise have been issuable to such Secured Noteholder under Section 2.2(a). For purposes of this Agreement, Closing BDRX Equity shall be deemed to include such Pre-Funded Warrants as contemplated by this Section 2.2(b). In no event shall Buyer have any liability to the Secured Noteholders with respect to the Secured Noteholder Distribution following such distribution of such Closing BDRX Equity, including the issuance of Pre-Funded Warrants to replace certain ADSs, if and as applicable, as provided herein.

Section 2.3 Closing Deliverables.

(a) At the Closing, Buyer shall deliver to the Company or the Secured Noteholders, as applicable:

(i) the Closing Purchase Price;

(ii) the Lock-Up Agreement, duly executed by Buyer;

(iii) the Consulting Agreement, duly executed by Buyer;

(iv) the Registration Rights Agreement, duly executed by Buyer;

(v) a copy of the Biodexa License Agreement duly executed by Buyer and Melior; and

(vi) all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 7.3 of this Agreement.

(b) At the Closing, the Company and the Secured Noteholders shall deliver or shall cause to be delivered to Buyer:

(i) the Termination Agreement, duly executed by Melior and the Company;

(ii) the Lock-Up Agreement, duly executed by each Secured Noteholder;

(iii) the Consulting Agreement, duly executed by Zahed Subhan;

(iv) the Registration Rights Agreement, duly executed by each Secured Noteholder;

(v) a duly executed IRS Form W-9 from the Company and each Secured Noteholder; and

(vi) all other agreements, documents, instruments or certificates required to be delivered by the Company and the Secured Noteholders at or prior to the Closing pursuant to Section 7.2 of this Agreement.

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Section 2.4 Closing . Subject to the terms and conditions of this Agreement, the assignment of the License Rights to Buyer and the issuance of the consideration contemplated by Section 2.2(a)(i) from Buyer to or on behalf of the Company shall take place at a closing (the “Closing”) to be held at 9:00 a.m., New York time, no later than two (2) Business Days after the last of the conditions to Closing set forth in Article VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time or on such other date or at such other place as the Company and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 2.5 Tax Treatment . The assignment of the License Rights by the Company in exchange for the consideration contemplated by Section 2.2 is intended to be treated as a taxable sale from the Company to Buyer for United States federal income tax purposes, and the Parties shall not take a tax position inconsistent with such intent unless otherwise required by applicable Tax Law.

Section 2.6 Withholding Tax . Buyer shall be entitled to deduct and withhold from the consideration contemplated by Section 2.2 all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be promptly remitted to the relevant Governmental Authority and shall be treated as delivered to the payee hereunder. Buyer shall promptly provide the Company with written notice of its intent to deduct and withhold, and Buyer shall reasonably cooperate with the Company to eliminate or reduce the basis for such deduction or withholding (including by providing the Company with a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding). Buyer shall promptly provide the Company with any applicable receipts for payments remitted to a Governmental Authority pursuant to this Section 2.6.

Article III

Representations and Warranties of the Company

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Company represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof and shall be true and correct as of the Closing Date.

Section 3.1 Organization and Authority . The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby has been duly authorized by all requisite corporate action on the part of the Company. This Agreement and the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and the other Transaction Documents to which the Company is a party constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).

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Section 3.2 No Conflicts; Approvals.

(a) The execution, delivery and performance of this Agreement by the Company and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, and compliance by the Company with the provisions hereof or thereof do not and will not: (i) conflict with, violate, result in the breach of, or constitute a default under any provision of the Organizational Documents of the Company, (ii) to the Company’s Knowledge, conflict with, violate, result in the breach or termination of, constitute a default under, result in an acceleration of, constitute a change of control under, or create in any party the right to accelerate, terminate, modify or cancel, any material Contract to which the Company is a party or by which the Company or its properties or assets are subject, or require an Approval from any Person in order to avoid any such conflict, violation, breach, termination, default or acceleration; (iii) conflict with, violate, or result in the breach of any provision of any Law or Governmental Order applicable to the Company; or (iv) result in the creation of any Encumbrance upon the Adhera License Agreement or the Licensed Intellectual Property.

(b) No Approval, Permit, Governmental Order, waiver, declaration or filing with, or notification to, any Person, including any Governmental Authority and the stockholders of the Company, is required on the part of the Company in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.

Section 3.3 Intellectual Property.

(a) Except as set forth on Schedule 3.3(a) and Schedule 3.3(d), the Adhera License Agreement is in full force and effect. Except as set forth on Schedule 3.3(a), the Company possesses legally enforceable rights pursuant to a valid and enforceable written license, sublicense, agreement, or permission to use the Licensed Intellectual Property. Except as set forth on Schedule 3.3(a), the Company is the valid licensee of all Licensed Intellectual Property, free and clear of any and all Encumbrances. Assuming the execution and delivery of the Termination Agreement and Biodexa License Agreement contemplated hereby, neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts other than as provided for in the Adhera License Agreement, with respect to, or require the consent of any other Person in respect of, the right to own or use any Licensed Intellectual Property. Other than the Adhera License Agreement, there are no other royalty or licensing agreements relating to the Company or, to the Company’s Knowledge, any other party with respect to the Licensed Intellectual Property or other arrangements or amounts owed to any parties with respect or relating thereto, whether conditioned on the achievement of milestones, passage of time or otherwise. Except as set forth on Schedule 3.3(a), no amounts are owed under the Adhera License Agreement other than as provided therein. The Termination Agreement and the assignment of the License Rights to Buyer, pursuant to the terms and conditions set forth herein, do not conflict with or violate the Adhera License Agreement and comply in all respects with the Adhera License Agreement.

(b) The Company has taken commercially reasonable steps to protect and preserve the confidentiality of all confidential Licensed Intellectual Property.

(c) To the Company’s Knowledge, the Company has complied with and is presently in compliance in all material respects, with all foreign, federal, state, local, governmental, administrative, or regulatory Laws applicable to any Licensed Intellectual Property, and the Company shall take all steps necessary to ensure such compliance until Closing.

(d) Except as disclosed on Schedule 3.3(d), there are no licenses, settlement agreements, covenants not to sue or other agreements in which the Company or any Company predecessor has granted any rights or interest in or to, or permitted use of, any material Licensed Intellectual Property by any third party or Affiliate. To the Company’s Knowledge, other than the Adhera License Agreement, there are no licenses, settlement agreements, covenants not to sue or other agreements in which Melior or any predecessor of Melior has granted any rights or interest in or to, or permitted use of, any material Licensed Intellectual Property by any third party or Affiliate.

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(e) The Company has not made a previous assignment, transfer, or agreement in conflict herewith or constituting a present or future assignment of or encumbrance of the Adhera License Agreement or any of the Licensed Intellectual Property and has not granted any license or sublicense of any material rights under or with respect to the Adhera License Agreement or any Licensed Intellectual Property.

(f) By executing and performing its obligations under this Agreement, the Company is not in violation of any agreement between the Company and any third party relating to any of the Licensed Intellectual Property.

(g) Except as set forth on Schedule 3.3(a), the Company is not in breach of or default under, and neither has provided nor received any notice of any intention to terminate, the Adhera License Agreement, and to the Company’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under the Adhera License Agreement or result in a termination or cancelation thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

Section 3.4 Legal Proceedings; Governmental Orders.

(a) There are no Actions pending or, to the Company’s Knowledge, threatened (i) against or by the Company affecting the ownership, rights or efficacy of the Adhera License Agreement or the Licensed Intellectual Property; or (ii) against or by the Company, that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Knowledge of the Company, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company with respect to this Agreement, the Adhera License Agreement, or the Licensed Intellectual Property.

(c) The Company has not received any complaints or notices or Actions from or by any Persons, whether to the Company, or any Governmental Authority with respect to the Adhera License Agreement or the Licensed Intellectual Property, and to the Company’s Knowledge, there exists no reasonable basis for any such notice, complaints or Actions.

Section 3.5 Compliance With Laws; Permits . With respect to this Agreement, the Adhera License Agreement and the Licensed Intellectual Property, the Company has complied, and currently complies in all material respects with all Laws applicable to this Agreement, the Adhera License Agreement and the Licensed Intellectual Property.

Section 3.6 Indebtedness . Schedule 3.6 sets forth all of the secured indebtedness of the Company. Except as set forth on Schedule 3.6, the Company has not granted any Person other than the Secured Noteholders any security interest, lien, or other Encumbrance with respect to the Company or any of its Affiliates or any of its or their respective assets, and there are no such security interests, liens, or other Encumbrances other than the Secured Notes.

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Section 3.7 Full Disclosure . No representation or warranty by the Company in this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 3.8 Brokers . Except as described in Section 3.8 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.

Section 3.9 Tax Matters . The Company has duly and timely filed all Tax Returns required to be filed by it with respect to the License Rights, all such Tax Returns are true, correct and complete, and the Company has duly and timely paid all Taxes with respect thereto (whether or not shown as due and payable on any such Tax Return). There has been no dispute or claim concerning any Tax liability of the Company with respect to the License Rights claimed or raised by any taxing authority. No audit of any tax return or investigation relating to the License Rights is currently pending or threatened. There are no Encumbrances for Taxes on the License Rights, except for statutory liens for Taxes not yet due and payable.

Section 3.10 No Other Representations and Warranties. The Company acknowledges that the representations and warranties of Buyer in this Agreement and the other Transaction Documents constitute the sole and exclusive representations and warranties of Buyer in connection with the transactions contemplated hereby and thereby, and the Company further acknowledges and agrees that neither Buyer nor any of its Affiliates, are making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement and the other Transaction Documents. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to or shall limit or otherwise restrict any claim by or right of the Company with respect to or arising from any intentional misrepresentation or reckless or intentional fraud.

Article IV

Representations and Warranties of Buyer

Except as set forth in the corresponding numbered Section of this Disclosure Schedules, Buyer represents and warrants to the Company and the Secured Noteholders that the statements contained in this Article IV are true and correct as of the date hereof and shall be true and correct as of the Closing Date.

Section 4.1 Organization and Authority . Buyer is a public limited company duly organized, validly existing and in good standing under the Laws of England and Wales. Buyer has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each of the other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the other Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and the other Transaction Documents to which Buyer is a party constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).

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Section 4.2 No Conflicts; Approvals.

(a) The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, and compliance by Buyer with the provisions hereof and thereof do not and will not (i) conflict with, violate, result in the breach of, or constitute a default under any provision of the Organizational Documents of Buyer or (ii) conflict with, violate, or result in the breach of any provision of any Law or Governmental Order applicable to Buyer.

(b) Other than Buyer’s filings with the SEC, no Approval, Permit, Governmental Order, waiver, declaration or filing with, or notification to, any Person, including any Governmental Authority and the stockholders of Buyer, is required on the part of Buyer in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents, or the compliance by Buyer with any of the provisions hereof or thereof.

Section 4.3 Legal Proceedings . There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Buyer’s knowledge, no event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 4.4 Valid Issuance . The ADSs to be issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid, and non-assessable, and will not be subject to any preemptive rights or rights of first refusal, or other similar rights of any Buyer securityholder. The Deposit Agreement is in full force and effect.

Section 4.5 Buyer SEC Reports; Financial Statements . As of their respective dates, Buyer’s SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. The consolidated financial statements of Buyer and its Subsidiaries included in Buyer’s SEC Reports present fairly, in all material respects, the financial position of Buyer and its Subsidiaries as of the dates thereof, and the results of operations and cash flows for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in conformity with IFRS, except as may be noted therein.

Section 4.6 Brokers . Except as described in Section 4.6 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.7 No Other Representations and Warranties . Buyer acknowledges that the representations and warranties of the Company in this Agreement and the other Transaction Documents constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated hereby and thereby, and Buyer further acknowledges and agrees that neither the Company nor any of its Representatives, are making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement and the other Transaction Documents. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to or shall limit or otherwise restrict any claim by or right of Buyer with respect to or arising from any intentional misrepresentation or reckless or intentional fraud.

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Article V

REPRESENTATIONS AND WARRANTIES OF THE SECURED NOTEHOLDERS

Each of the Secured Noteholders represents and warrants to Buyer and the Company that the statements contained in this Article V are true and correct as of the date hereof.

Section 5.1 Organization and Authority . Each Secured Noteholder that is an entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Such Secured Noteholder has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Secured Noteholder of this Agreement and each of the other Transaction Documents to which such Secured Noteholder is a party, the performance by such Secured Noteholder of its obligations hereunder and thereunder and the consummation by such Secured Noteholder of the transactions contemplated hereby and thereby has been duly authorized by all requisite action on the part of such Secured Noteholder. This Agreement and the other Transaction Documents to which such Secured Noteholder is a party have been duly executed and delivered by such Secured Noteholder, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and the other Transaction Documents to which such Secured Noteholder is a party constitute legal, valid and binding obligations of such Secured Noteholder enforceable against such Secured Noteholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).

Section 5.2 No Conflicts; Approvals.

(a) The execution, delivery and performance by such Secured Noteholder of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, and compliance by such Secured Noteholder with the provisions hereof or thereof do not and will not: (i) conflict with, violate, result in the breach of, or constitute a default under any provision of the Organizational Documents of such Secured Noteholder (as applicable) or (ii) conflict with, violate, or result in the breach of any provision of any Law or Governmental Order applicable to such Secured Noteholder.

(b) No Approval, Permit, Governmental Order, waiver, declaration or filing with, or notification to any Person, including any Governmental Authority and the stockholders of such Secured Noteholder (as applicable), is required on the part of such Secured Noteholder in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents, or the compliance by such Secured Noteholder with any of the provisions hereof or thereof.

Section 5.3 Secured Notes . Such Secured Noteholder is the holder of the Secured Note(s) set forth opposite its name on Schedule 1 hereto, and such Secured Note(s) constitute all of the secured indebtedness owed by the Company to such Secured Noteholder. Such Secured Noteholder has not granted any other Person a security interest, lien or other Encumbrance with respect to such Secured Note(s), the Company or any of its Affiliates or any of its or their respective assets.

Section 5.4 Investor Representations . Each Secured Noteholder understands that none of the Transaction Securities has been registered under the Securities Act and that the Transaction Securities are being offered and sold pursuant to an exemption from registration under the Securities Act. Each Secured Noteholder understands that the Transaction Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, each Secured Noteholder must hold the Transaction Securities indefinitely unless the Transaction Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Each Secured Noteholder understands the Transaction Securities will bear a legend to such effect. Each Secured Noteholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Buyer so that it is capable of evaluating the merits and risks of its investment in Buyer and has the capacity to bear the risks thereof. Each Secured Noteholder must bear the economic risk of this investment indefinitely unless the Transaction Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Each Secured Noteholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Secured Noteholder to transfer all or any portion of the Transaction Securities under the circumstances, in the amounts or at the times such Secured Noteholder might propose. Each Secured Noteholder is acquiring the Transaction Securities for its own account for investment only, and not with a view towards their distribution in violation of any federal or state securities Laws.

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Section 5.5 No Other Representations and Warranties . Each Secured Noteholder acknowledges that the representations and warranties of Buyer and the Company in this Agreement and the other Transaction Documents constitute the sole and exclusive representations and warranties of Buyer and the Company, respectively, in connection with the transactions contemplated hereby and thereby, and each Secured Noteholder further acknowledges and agrees that none of Buyer, the Company, or any of their respective Affiliates, are making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement and the other Transaction Documents. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to or shall limit or otherwise restrict any claim by or right of such Secured Noteholder with respect to or arising from any intentional misrepresentation or reckless or intentional fraud.

Article VI

Covenants

Section 6.1 Conduct of Business Prior to the Closing . From the date hereof until the earlier to occur of the Closing or the valid termination of this Agreement in accordance with the terms hereof, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), the Company shall (a) use commercially reasonable efforts to maintain and preserve intact the Adhera License Agreement and the Licensed Intellectual Property (without any amendments thereto or modifications thereof), (b) pay any obligations thereunder when due, (c) defend and protect its properties and assets relating to the Adhera License Agreement and the Licensed Intellectual Property from infringement or usurpation, and (d) comply in all material respects with all applicable Laws relating to the Adhera License Agreement and the Licensed Intellectual Property.

Section 6.2 Notice of Certain Events.

(a) From the date hereof until the earlier to occur of the Closing or the valid termination of this Agreement in accordance with the terms hereof, the Company shall promptly notify Buyer in writing of:

(i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Company hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.2 to be satisfied;

(ii) any notice or other communication from any Person alleging that the Approval of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii) any notice or other communication from any Governmental Authority, solely in connection with the transactions contemplated by this Agreement; and

(iv) any Actions commenced or, to the Company’s Knowledge, threatened against, relating to or involving or otherwise affecting the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.4 that relates to the consummation of the transactions contemplated by this Agreement.

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Section 6.3 Confidentiality . From and after the Closing, the Company shall, and shall cause its respective Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Licensed Intellectual Property and the Adhera License Agreement, except to the extent that the Company can show that such information (a) is generally available to and known by the public through no fault of the Company, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by the Company, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If the Company or its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the Company shall promptly notify Buyer in writing and shall disclose only that portion of such information which the Company is advised by its counsel in writing is legally required to be disclosed, provided that the Company shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.4 Closing Conditions . From the date hereof until the Closing, each Party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 6.5 Public Announcements . Except as required by and in accordance with applicable Law or Nasdaq requirements (based upon the reasonable advice of counsel), no Party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of Buyer and the Company (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

Section 6.6 No Termination of Adhera License Agreement . Between the execution of this Agreement and the Closing, the Company shall use its commercially reasonable efforts to maintain in full force and effect the Adhera License Agreement, and the Company shall not terminate such agreement without the consent of Buyer, other than pursuant to the Termination Agreement.

Section 6.7 Release.

(a) Effective upon the Closing, each of the Secured Noteholders, on behalf of itself and its Affiliates and its and their predecessors, successors and assigns (collectively, the “Releasing Parties”), effective immediately upon the Company’s receipt of the Closing Purchase Price, hereby forever releases and discharges Buyer and its Affiliates and its and their respective officers, directors, employees, attorneys, agents, managers, representatives, successors and assigns (collectively, the “Buyer Released Parties”) from any and all claims, causes of actions, damages and liabilities, known or unknown, which such Releasing Party ever had or now has against one or more of the Buyer Released Parties through the date hereof which arises from or relates to the Secured Notes, other than with respect to any claims arising from or relating to this Agreement or the Releasing Parties’ remaining rights to receive consideration in accordance with Section 2.2 following the date hereof (collectively, the “Buyer Released Claims”), and each Secured Noteholder, for itself and on behalf of the other Releasing Parties, does hereby forever covenant not to assert (and not to assist or enable any other person to assert) any Buyer Released Claim against any Buyer Released Party.

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(b) Effective upon the Closing, each of the Secured Noteholders, on behalf of itself and the Releasing Parties, effective immediately upon such Secured Noteholder’s receipt of payment in full of its portion of the Secured Noteholder Distribution which constitutes the Closing BDRX Equity, if any, and otherwise effective upon the Closing, hereby forever releases and discharges the Company and its Affiliates and its and their respective officers, directors, employees, attorneys, agents, managers, representatives, successors and assigns (collectively, the “Company Released Parties”) from any and all claims, causes of actions, damages and liabilities, known or unknown, which such Releasing Party ever had or now has against one or more of the Company Released Parties which arises from or relates to the Secured Notes, other than with respect to any claims arising from or relating to this Agreement or the Releasing Parties’ remaining rights to receive consideration in accordance with Section 2.2 following the date hereof (collectively, the “Company Released Claims”), and each Secured Noteholder, for itself and on behalf of the other Releasing Parties, does hereby forever covenant not to assert (and not to assist or enable any other person to assert) any Company Released Claim against any Company Released Party.

(c) Each of the Secured Noteholders authorizes the Company, or any other party acting on behalf of the Company, upon or after the date of the Secured Noteholders’ receipt of the Secured Noteholder Distribution, if any, and otherwise effective upon the Closing, to prepare and file any UCC-3 termination statements, intellectual property releases or other documents, agreements, notices or filings necessary or advisable, in the Company’s sole discretion, to evidence the release of any lien, security interest, pledge or guarantee by the Company or any of its Affiliates or affecting any of the Company’s and its Affiliates’ property or assets related to the Secured Notes.

Section 6.8 Resale Registration Statement . On or prior to the ninetieth (90th) day following the date upon which the SEC declares the Registration Statement effective pursuant to the Securities Act, Buyer will file a Registration Statement on Form F-1 under the Securities Act (the “Resale Registration Statement”) with the SEC to register all of the ADSs issued to the Secured Noteholders pursuant to Section 2.2(a) and provide for shelf registration of such ADSs under SEC Rule 415.

Section 6.9 Legend Removal.

(a) Certificates evidencing the ADSs, if any, shall not contain any legend: (i) while a registration statement with a current prospectus covering the resale of such security is effective under the Securities Act, (ii) following any sale of such ADSs pursuant to Rule 144 , or (iii) if such ADSs are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Buyer shall cause its counsel to issue a legal opinion to the transfer agent promptly after the effective date of the Resale Registration Statement if required by the transfer agent to effect the removal of the legend hereunder. Buyer shall cause its counsel to issue a legal opinion to the transfer agent or the Secured Noteholders promptly if required by the transfer agent to effect the removal of the legend hereunder, or if requested by a Secured Noteholder, respectively. Upon reasonable request by counsel to Buyer (which request shall include a form of representation letter in customary form as reasonably determined by counsel to Buyer and the applicable Secured Noteholder’s counsel) to such Secured Noteholder, such Secured Noteholder shall promptly deliver a representation letter in customary form to counsel to Buyer in connection with the removal of the legend hereunder. If all or any portion of ADSs may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such ADSs shall be issued free of all legends. Buyer agrees that following the effective date of the Resale Registration Statement and at such time as such legend is no longer required under this Section, Buyer will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Secured Noteholder to Buyer or the transfer agent of a certificate representing ADSs issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Secured Noteholder a certificate representing such ADSs that is free from all restrictive and other legends. Buyer may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section. ADSs subject to legend removal hereunder shall be transmitted by the transfer agent to the Secured Noteholder by crediting the account of the Secured Noteholder’s prime broker with the Depository Trust Company System as directed by such Secured Noteholder. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on Buyer’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of a certificate representing ADSs issued with a restrictive legend.

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(b) In addition to such Secured Noteholder’s other available remedies, subject to the terms and conditions of this Section 6.9(b), Buyer shall pay to a Secured Noteholder, in cash, (i) as partial liquidated damages and not as a penalty, for each $2,000 of ADSs (based on the volume weighted average price of the ADSs on the date such securities are submitted to the Depositary) delivered for removal of the restrictive legend and subject to Section 6.9(a), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue, and $25 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such ADSs are delivered without a legend and (ii) if Buyer fails to (a) issue and deliver (or cause to be delivered) to a Secured Noteholder by the Legend Removal Date such ADSs so delivered to Buyer by such Secured Noteholder that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Secured Noteholder purchases (in an open market transaction or otherwise) ADSs or Buyer Ordinary Shares to deliver in satisfaction of a sale by such Secured Noteholder of all or any portion of the number of ADSs or Buyer Ordinary Shares, or a sale of a number of ADSs equal to all or any portion of the number of ADSs, that such Secured Noteholder anticipated receiving from Buyer without any restrictive legend, then an amount equal to the excess of such Secured Noteholder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the ADSs so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of ADSs that Buyer was required to deliver to such Secured Noteholder by the Legend Removal Date multiplied by (B) the lowest closing sale price of the ADSs on any Trading Day during the period commencing on the date of the delivery by such Secured Noteholder to Buyer of the applicable ADSs and ending on the date of such delivery and payment under this Section 6.9(b). Notwithstanding anything herein to the contrary, a Secured Noteholder shall not be entitled to the damages set forth in this Section 6.9(b) if and to the extent such Secured Noteholder has not provided a broker letter confirming the resale of the ADS that contains all of the information set forth in the form attached as Exhibit H.

Section 6.10 Fundamental Transaction . If, at any time prior to the payment in full of the consideration under Sections 2.2(a)(iii) and/or (iv) herein, (a) Buyer, directly or indirectly, in one or more related transactions effects any merger or consolidation of Buyer with or into another Person, (b) Buyer, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (c) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Buyer or another Person) is completed pursuant to which holders of Buyer Ordinary Shares (including any Buyer Ordinary Shares underlying the ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Buyer Ordinary Shares (including any Buyer Ordinary Shares underlying the ADSs), (d) Buyer, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Buyer Ordinary Shares or any compulsory share exchange pursuant to which the Buyer Ordinary Shares effectively converted into or exchanged for other securities, cash or property, or (e) Buyer, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Buyer Ordinary Shares (including any Buyer Ordinary Shares underlying the ADSs) (each a “Fundamental Transaction”), then the payments to the Secured Noteholders under Sections 2.2(a)(iii) and (iv) herein shall be payable either (x) in cash (which, for the avoidance of doubt, shall be an aggregate of $1,000,000 with respect to Section 2.2(a)(iii), and an aggregate of $3,000,000 with respect to Section 2.2(a)(iv)) or (y) if shares of Buyer’s successor or its direct or indirect parent are traded on a national securities exchange, at Buyer’s discretion, in shares of Buyer’s successor or its direct or indirect parent, as applicable, calculated using the same methods as set forth in Sections 2.2(a)(iii) and (iv), respectively, in each case if and when such payments are otherwise payable under this Agreement.

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Section 6.11 Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Article VII

CONDITIONS TO CLOSING

Section 7.1 Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof, and no other Action shall have been commenced against Buyer or the Company which would prevent the Closing.

(b) All Governmental Authorities’ and third parties’ Approvals required for the consummation of the transactions contemplated hereby, if any, shall have been obtained.

(c) The Registered Offering Closing shall have occurred.

(d) The Parties shall have received the Lock-Up Agreements duly executed by the Secured Noteholders.

Section 7.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The Company shall have delivered the documents described in Section 2.3(b).

(b) Other than the representations and warranties of the Company contained in Section 3.1 and Section 3.2, the representations and warranties of the Company contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of the Company contained in Section 3.1 and Section 3.2 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

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(c) The Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by them prior to or on the Closing Date.

(d) From the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Company, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect on the Company.

(e) The Registered Offering Closing shall have occurred.

(f) The other Transaction Documents shall have been executed and delivered by the Company and true and complete copies thereof shall have been delivered to Buyer.

(g) Buyer shall have received from Melior a fully executed copy of Amendment No. 6 to the Bukwang License, in the form attached to the Biodexa License Agreement.

(h) The Company shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a) Buyer shall have delivered the documents described in Section 2.3(a).

(b) Other than the representations and warranties of Buyer contained in Section 4.1 and Section 4.2, the representations and warranties of Buyer contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer contained in Section 4.1 and Section 4.2 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(c) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(d) The Registered Offering Closing shall have occurred.

(e) The other Transaction Documents shall have been executed and delivered by Buyer, as applicable, and true and complete copies thereof shall have been delivered to the Company.

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Article VIII

Indemnification

Section 8.1 Survival . Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date (the “Non-Fundamental Survival Period”); provided, that the representations and warranties in Section 3.1, Section 3.2, Section 4.1, and Section 4.2 (collectively, the “Fundamental Representations”) shall survive for the maximum period permitted by applicable Law. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified herein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period, including, if applicable, the Non-Fundamental Survival Period, shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.2 Indemnification by the Company . Subject to the other terms and conditions of this Article VIII, the Company shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach or alleged breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach, alleged breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement;

(c) any Taxes (i) of the Company and the Secured Noteholders for any taxable period, (ii) imposed on or attributable to the License Rights for any Pre-Closing Tax Period, (iii) of any Person for which Buyer or its Affiliates become liable as a transferee or successor, by operation of Law or otherwise as a result of the transactions contemplated by this Agreement, (iv) imposed on Buyer as a result of Buyer’s payment of the consideration contemplated by Section 2.2 to the Secured Noteholders rather than to the Company, and (v) that are transfer, documentary, sales, use, stamp, excise, registration, value added and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with the transactions contemplated by this Agreement;

(d) any amounts owed under the Adhera License Agreement prior to Closing and any fees or expenses (including without limitation any broker or accounting, legal or other professional fees or expenses) incurred by the Company prior to the Closing in connection with the transactions contemplated by this Agreement; and

(e) any claims by a Secured Noteholder, or any other Person who is a holder of secured indebtedness of the Company, that it did not receive the consideration owed to it by the Company pursuant to Section 2.2(b).

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Section 8.3 Indemnification by Buyer . Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify and defend the Company, the Secured Noteholders and their respective Affiliates and Representatives (collectively, the “Company Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Company Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach or alleged breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or alleged breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; and

(c) any amounts owed under the Biodexa License Agreement following the Closing Date of the transactions contemplated by this Agreement.

Section 8.4 Indemnification by the Secured Noteholders . Subject to the other terms and conditions of this Article VIII, each Secured Noteholder shall, severally and not jointly, indemnify and defend Buyer, the Company, and their respective Affiliates and Representatives (collectively, the “Buyer/Company Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer/Company Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach or alleged breach of any of the representations or warranties of such Secured Noteholder contained in this Agreement or in any certificate or instrument delivered by or on behalf of such Secured Noteholder pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); and

(b) any breach or alleged breach or non-fulfillment of any covenant, agreement or obligation to be performed by such Secured Noteholder pursuant to this Agreement.

Section 8.5 Certain Limitations . The indemnification provided for in Section 8.2 and Section 8.3 shall be subject to the following limitations:

(a) Subject to Section 8.5(c), the Company shall not be liable to the Buyer Indemnitees for indemnification under Section 8.2(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.2(a) exceeds $50,000 (the “Basket”), in which event the Company shall be required to pay or be liable for all such Losses in excess of the Basket. Subject to Section 8.5(c), the aggregate amount of all Losses for which the Company shall be liable pursuant to Section 8.2(a) shall not exceed fifteen percent (15%) of the aggregate amount of the consideration paid pursuant to Section 2.2 (the “Cap”).

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(b) Subject to Section 8.5(c), Buyer shall not be liable to the Company Indemnitees for indemnification under Section 8.3(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.3(a) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses in excess of the Basket. Subject to Section 8.5(c), the aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 8.3(a) shall not exceed the Cap.

(c) Notwithstanding the foregoing, the limitations set forth in Section 8.5(a) and Section 8.5(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of (i) any inaccuracy in or breach of any Fundamental Representation or (ii) intentional breach, intentional misrepresentation, criminal misconduct, or fraud by any Indemnifying Party.

(d) In determining the existence of, and any Losses arising from, any inaccuracy or breach of a representation or warranty herein, the terms “material” or “materially,” any clause or phrase containing “material,” “materially,” “material respects,” “Material Adverse Effect” or any similar terms, clauses or phrases in any such representation or warranty shall be disregarded (as if such word or clause, as applicable, were deleted from such representation, warranty or covenant).

Section 8.6 Indemnification Procedures . The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.

(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure of the Indemnified Party to give reasonably prompt notice of any Third Party Claim shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect thereto unless, and only to the extent, that the Indemnifying Party is actually and materially prejudiced as a result of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail and shall include the amount or a good faith estimate (to the extent ascertainable) of the potential Losses that have been or may be sustained by the Indemnified Party. In the event (i) the Indemnifying Party has acknowledged in writing to the Indemnified Party its obligation, as between the Parties (together with all other Indemnified Parties), to indemnify the Indemnified Party in full for all Losses relating to the applicable Third Party Claim made against the Indemnified Party hereunder, and (ii) such Third Party Claim solely involves the payment of money damages in connection with such third party, the Indemnifying Party will have the right in its sole discretion to assume and control the defense or settlement of such Third Party Claim for so long as the conditions set forth in the preceding clauses (i) and (ii) are satisfied; provided that the Indemnified Party and its counsel (at such party’s sole expense) may participate in (but not control the conduct of) the defense of such Third Party Claim.

(b) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party has actual knowledge of such Direct Claim. The failure of the Indemnified Party to give reasonably prompt notice of any Direct Claim shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect thereto unless, and only to the extent, that the Indemnifying Party is actually and materially prejudiced as a result of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail and shall include the amount or a good faith estimate (to the extent ascertainable) of the potential Losses that have been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request.

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Section 8.7 Payments . Once a Loss is agreed to by the Indemnifying Party or is determined to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its obligations within ten (10) Business Days of such determination by wire transfer of immediately available funds.

Article IX

Termination

Section 9.1 Termination . This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Company and Buyer;

(b) by Buyer by written notice to the Company if:

(i) Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by the Company within ten (10) days of the Company’s receipt of written notice of such breach from Buyer; or

(ii) The Closing has not occurred, and any of the conditions set forth in Section 7.1 or Section 7.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by six (6) months after the date hereof, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c) by the Company by written notice to Buyer if:

(i) the Company is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Buyer within ten (10) days of Buyer’s receipt of written notice of such breach from the Company; or

(ii) The Closing has not occurred, and any of the conditions set forth in Section 7.1 or Section 7.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by six (6) months after the date hereof, unless such failure shall be due to the failure of the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by any of them prior to the Closing; or

(d) by Buyer or the Company in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

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Section 9.2 Effect of Termination . In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except:

(a) as set forth in this Article IX and Article X hereof; and

(b) that nothing herein shall relieve any Party hereto from liability for any willful breach or material breach of any provision hereof, or for fraud or criminal misconduct.

Article X

Miscellaneous

Section 10.1 Expenses . Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.2 Notices . All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

If to Buyer:

Biodexa Pharmaceuticals PLC

1 Caspian Point, Caspian Way

Cardiff CF10 4DQ, UK

Attention: Stephen Stamp, Chief Executive Officer

Email: stephen.stamp@biodexapharma.com

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

Columbia Center

1152 15th Street, N.W.

Washington, D.C. 20005-1706

United States

Attention: David Schulman

Email: dschulman@orrick.com

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If to the Company:

Adhera Therapeutics, Inc.

8000 Innovation Parkway

Baton Rouge, LA, 70820

Attention: Zahed Subhan, CEO

Email: Zsubhan@adherathera.com

with a copy (which shall not constitute notice) to:

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

Attn: Michael D. Harris

Email: mharris@nasonyeager.com

If to a Secured Noteholder, to the address set forth on the signature page of the Secured Noteholder hereto,

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attn: Kenneth Schlesinger

Email: kschlesinger@olshanlaw.com

Section 10.3 Interpretation . For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.4 Headings . The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.5 Severability . If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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Section 10.6 Entire Agreement . This Agreement, the Disclosure Schedules and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. No Party is relying on any representation and warranty of the other party not specifically set forth herein. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.7 Successors and Assigns . This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of the Company assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.8 No Third-Party Beneficiaries . Except as provided in Article VIII, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.9 Amendment and Modification; Waiver . This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each of the Parties. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by each of the Parties. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.10(c).

Section 10.11 Specific Performance . The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12 Counterparts . This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

Biodexa Pharmaceuticals, PLC

By:	/s/ Stephen Stamp
Name:	Stephen Stamp
Title:	Chief Executive Officer

[Signature Page to Assignment and Exchange Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE COMPANY:

ADHERA THERAPEUTICS, INC.

By:	/s/ Zahed Subhan
Name:	Zahed Subhan
Title:	Chief Executive Officer

[Signature Page to Assignment and Exchange Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SECURED NOTEHOLDERS:

By:
Name:
Title:

Address:

E-mail Address:

[Signature Page to Assignment and Exchange Agreement]